UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 14, 2014

GALECTIN THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Nevada	001-31791	04-3562325
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4960 PEACHTREE INDUSTRIAL BOULEVARD, Ste 240

NORCROSS, GA 30071

(Address of principal executive office) (zip code)

Registrant’s telephone number, including area code: (678) 620-3186

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the 2014 Annual Meeting of Stockholders held on May 14, 2014, the stockholders of Galectin Therapeutics Inc. (“Galectin” or the “Company”) re-elected each of the Company’s directors that had been nominated to serve until the next annual meeting or until their successors are elected and have been qualified. The stockholders also approved an amendment to the Company’s 2009 Incentive Compensation Plan to reserve an additional 1,400,000 shares for issuance under the plan and ratified the selection of McGladrey LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014.

The final results of the voting on each matter of business at the 2014 Annual Meeting are as follows:

Election of Directors

Name	Votes For	Votes Withheld	Broker Non-Votes
Gilbert F. Amelio, Ph.D.	8,397,596	1,632,847	8,719,416
Kevin D. Freeman	9,880,919	149,524	8,719,416
Arthur R. Greenberg	9,989,179	41,264	8,719,416
Rod D. Martin	9,589,749	440,694	8,719,416
John Mauldin	9,993,450	36,993	8,719,416
Steven Prelack	9,983,668	46,775	8,719,416
H. Paul Pressler	9,985,322	45,121	8,719,416
Marc Rubin, M.D.	9,994,418	36,025	8,719,416
Peter G. Traber, M.D.	9,990,668	39,775	8,719,416

Approval of an amendment to the 2009 Incentive Compensation Plan to reserve an additional 1,400,000 shares for issuance under the plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
8,724,902	1,263,070	42,471	8,719,416

Ratification of the selection of McGladrey LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014

Votes For	Votes Against	Votes Abstain
18,535,030	74,190	140,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Galectin Therapeutics Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Galectin Therapeutics Inc.

Date: May 16, 2014	By:	/s/ Jack W. Callicutt
Jack W. Callicutt
Chief Financial Officer